As filed with the Securities and Exchange Commission on February 6, 2008

Registration No. 000–________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRANTS OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

WESTGATE ACQUISITIONS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	87-0639379
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

19 East 200 South, Suite 1080, Salt Lake City, Utah 84111

(Address of principal executive officers) (Zip Code)

Issuer’s telephone number including area code:	(801) 322-3401

Securities to be registered under Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

N/A	N/A

Securities to be registered under Section 12(g) of the Act:

Common Stock, $0.0001 par value

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

(Check one)

[  ]     Large accelerated filer

[  ]     Non-accelerated filer

[  ]     Accelerated filer

[  ]     Smaller reporting company

(Do not check if a smaller reporting company)

WESTGATE ACQUISITIONS CORPORATION

FORM 10

TABLE OF CONTENTS

PAGE
PART I

ITEM 1.	Business	3

ITEM 1A.	Risk Factors	7

ITEM 2.	Finncial Information	10

ITEM 3.	Properties	13

ITEM 4.	Security Ownership of Certain Beneficial Owners and Management	13

ITEM 5.	Directors and Executive Officers	17

ITEM 6.	Executive Compensation	17

ITEM 7.	Certain Relationships and Related Transactions and Director Independence	17

ITEM 8.	Legal Proceedings	18

ITEM 9.	Market Price of and Dividends on the Registrant’s Common Equity and
Related Stockholder Matters	18

ITEM 10.	Recent Sales of Unregistered Securities	20

ITEM 11.	Description of Registrant's Securities to be Registered	20

ITEM 12.	Indeminification of Directors and Officers	20

ITEM 13.	Financial Statements and Supplementary Data	21

ITEM 14	Changes in and Disagreements with Accountants on Accounting and Financial Disclosures	21

ITEM 15	Financial Statements and Exhibits	21

Signatures	S-1

                                                                                             PART I

ITEM 1.	Business

Business Development

History

Westgate Acquisitions Corporation (the “Company”) was organized on September 8, 1999 under the laws of the State of Nevada. It is currently engaged in investigating prospective business opportunities with the intent to acquire or merge with one or businesses and is deemed a development stage company. On November 30, 1999, the Company filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933 to register the Company’s outstanding shares. The registration statement was subsequently abandoned.

Management has broad discretion in its search for and negotiations with any potential business or business opportunity. In certain instances, a target company may desire to become a subsidiary of the Company or contribute assets to the Company rather than merge. No assurance can be given that the Company will be successful in locating or negotiating with any target company.

The Company is voluntarily filing this registration statement in order to make information concerning itself more readily available to the public. Management believes that being a reporting company under the Securities Exchange Act of 1934, (the “Exchange Act”), could provide a prospective merger or acquisition candidate with additional information concerning the Company. Management also believes that this could possibly make the Company more attractive to an operating business as a potential merger or acquisition candidate. As a result of filing this registration statement, the Company becomes obligated to file with the SEC certain interim and periodic reports, including an annual report containing audited financial statements. The Company anticipates that it will continue to file such reports, notwithstanding the fact that, in the future, it may not otherwise be required to file such reports based on the criteria set forth under Section 12(g) of the Exchange Act.

Any target acquisition or merger candidate will become subject to the same reporting requirements as the Company following finalization of an acquisition or merger. Thus, in the event the Company successfully completes the acquisition of or merger with an operating business, that business must provide audited financial statements for at least the two most recent fiscal years or, in the event it has been in business for less than two years, audited financial statements will be required from the period of inception. This could limit the Company's potential target business opportunities due to the fact that many private businesses either do not have audited financial statements or are unable to produce audited statements without undo time and expense.

The Company's principal executive offices are located at 19 East 200 South, Suite #1080, Salt Lake City, Utah 84111 and its telephone number is (801) 322-3401.

Current Business Activities

The Company has a limited operating history and no representation is made, nor is any intended, that the Company will be able to carry on future business activities successfully. There can be no assurance that the Company will have the ability to acquire or merge with an operating business, business opportunity or property that will be of material value to the Company.

Management plans to investigate, research and, if justified, potentially acquire or merge with, one or more businesses or business opportunities. The Company has no commitment or arrangement, written or oral, to participate in any business opportunity and management cannot predict the nature of any potential business it may ultimately consider. Management will have broad discretion in its search for and negotiations with any potential business or business opportunity.

Sources of Business Opportunities

Management intends to use various resources in its search for potential business opportunities including, but not limited to, the Company's officers and directors, consultants, special advisors, securities broker-dealers, venture capitalists, members of the financial community and others who may present management with unsolicited proposals. Because of its lack of capital, the Company may not be able to retain, on a fee basis, professional firms specializing in business acquisitions and reorganizations. Rather, it will most likely have to rely on outside sources, not otherwise associated with the Company that will accept their compensation only after the Company has finalized a successful acquisition or merger. To date, the Company has not engaged or entered into any discussion, agreement or understanding with a particular consultant regarding its search for business opportunities. Presently, no final decision has been made nor is management in a position to identify any future prospective consultants.

If the Company elects to engage an independent consultant, it will look only to consultants that have experience in working with small companies in search of an appropriate business opportunity. Also, the consultant must have experience in locating viable merger and/or acquisition candidates and have a proven track record of finalizing such business consolidations. Further, the Company would prefer to engage a consultant that will provide services for only nominal up-front consideration and is willing to be fully compensated only at the close of a business consolidation.

The Company does not intend to limit its search to any specific kind of industry or business. The Company may investigate and ultimately acquire a venture that is in its preliminary or development stage, is already in operation, or in various stages of its corporate existence and development. Management cannot predict at this time the status or nature of any venture in which the Company may participate. A potential venture might need additional capital or merely desire to have its shares publicly traded. The most likely scenario for a possible business arrangement would involve the acquisition of or merger with an operating business that does not need additional capital, but which merely desires to establish a public trading market for its shares. Management believes that the Company could provide a potential public vehicle for a private entity interested in becoming publicly held without the time and expense typically associated with an initial public offering.

Evaluation

Once the Company identifies a particular entity as a potential acquisition or merger candidate, management will seek to determine whether acquisition or merger is warranted, or whether further investigation is necessary. Such determination will generally be based on management's knowledge and experience, or with the assistance of outside advisors and consultants evaluating the preliminary information available to them. Management may elect to engage outside independent consultants to perform preliminary analysis of potential business opportunities. However, because of its lack of capital, the Company may not have the necessary funds for a complete and exhaustive investigation of any particular opportunity.

In evaluating potential business opportunities, management will consider, to the extent relevant to the specific situation, several factors including:

●	potential benefits to the Company and stockholders;
●	working capital;
●	financial requirements and availability of additional financing;
●	history of operation, if any;
●	nature of present and expected competition;
●	quality and experience of management;
●	need for further research, development or exploration;
●	potential for growth and expansion;
●	potential for profits; and
●	other factors deemed relevant to the specific opportunity.

Because the Company has not yet located or identified any specific business opportunity, there are certain unidentified risks that cannot be adequately expressed prior to identifying a specific target. There can be no assurance following consummation of any acquisition or merger that the business venture will develop into a going concern or, if the business is already operating, that it will continue to operate successfully. Many potential business opportunities available to the Company may involve a new and untested technology, product, process or market strategy, which may not ultimately prove successful.

Form of Potential Acquisition or Merger

The Company cannot predict the manner in which it might participate in a particular prospective business opportunity. Each separate potential opportunity will be reviewed and, upon the basis of that review, a suitable legal structure or method of participation will be chosen. The particular manner in which the Company participates in a specific opportunity will depend upon the nature of its business, the respective needs and desires of the Company and the opportunity’s management, and the relative negotiating strength of the parties involved. Actual participation in a business venture may take the form of an asset purchase, lease, joint venture, license, partnership, stock purchase, reorganization, merger or other form of consolidation. The Company may act directly or indirectly through an interest in a partnership, corporation, or other form of organization, however, it presently does not intend to participate in an opportunity through the purchase of a minority stock position.

Because it has no assets and a limited operating history, in the event the Company successfully acquires or merges with an operating business, it is likely that current stockholders will experience substantial dilution. It is also probable that there will be a change in control of the Company. The owners of a business that the Company acquires or mergers with will most likely effectively control the Company following such transaction. Management has not established any guidelines as to the amount of control it will offer to prospective target. Instead, management will attempt to negotiate the best possible agreement for the benefit of the stockholders.

Presently, management does not intend to borrow funds to compensate any person, consultant, promoter or affiliate in relation to the consummation of a potential merger or acquisition. However, if the Company engages any outside advisor or consultant in its search for business opportunities, it may be necessary to attempt to raise additional funds. As of the date hereof, the Company has not made any arrangements or definitive agreements to use outside advisors or consultants or to raise any capital. In the event the Company does need to raise capital, most likely the only method available would be the private sale of securities. These possible private sales would most likely have to be to persons known by the officers and directors or to venture capitalists that would be willing to accept the risks associated with investing in a business with limited operations. Because the Company is a development stage company, it is unlikely that it could make a public sale of securities or be able to borrow any significant sum from either a commercial or private lender. Management will attempt to acquire funds on the best available terms. However, there can be no assurance that the Company will be able to obtain additional funding when and if needed, or that such funding, if available, can be obtained on reasonable and/or acceptable terms. Although not presently anticipated, there is a remote possibility that the Company could sell securities to its management or affiliates to raise funds.

There exists a possibility that the terms of any future acquisition or merger transaction might include the sale of shares presently held by the Company’s officers and/or directors to parties affiliated with or designated by the potential target. Presently, management has no plans to seek or actively negotiate such terms. However, if this situation does arise, management is obligated to follow the Company's Articles of Incorporation and all applicable corporate laws in negotiating such an arrangement. Under this scenario of a possible sale by officers and directors, it is unlikely that similar terms and conditions would be offered to all other stockholders of the Company or that the stockholders would be given the opportunity to approve such a transaction.

In the event of a successful acquisition or merger, a finder's fee, in the form of cash or securities, may be paid to a person or persons instrumental in facilitating the transaction. No criteria or limits have been established for the determination of an appropriate finder's fee, although it is likely that any fee will be based upon negotiations by management, the business opportunity and the finder. Management cannot at this time make an estimate as to the type or amount of a potential finder's fee that might be paid. It is unlikely that a finder's fee will be paid to an affiliate of the Company because of the potential conflict of interest that might result. However, if such a fee were paid to an affiliate, it would have to be in such a manner so as not to compromise the affiliate’s possible fiduciary duty to the Company or violate the doctrine of corporate opportunity.

The Company believes that it is highly unlikely that it will acquire or merge with a business in which the Company's management, affiliates or promoters have an ownership interest. Any possible related party transaction of this type would have to be ratified by a disinterested Board and by the stockholders. Management does not anticipate an acquisition or merger with a related entity. Further, as of the date hereof, no officer, director, affiliate or associate has had any preliminary contact or discussions with any specific business opportunity, nor are there any present plans, proposals, arrangements or understandings regarding the possibility of an acquisition or merger with any specific business opportunity.

Rights of Stockholders

Management anticipates that prior to consummating any acquisition or merger, the Company, if required by relevant state laws and regulations, will seek to have the transaction ratified by stockholders in the appropriate manner. Certain types of transactions may be entered into solely by Board of Directors approval without stockholder ratification. Under Nevada law, certain actions that would routinely be taken at a meeting of stockholders, may be taken by written consent of stockholders having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders. Thus, if stockholders holding a majority of the outstanding shares decide by written consent to consummate an acquisition or a merger, minority stockholders would not be given the opportunity to vote on the issue. If stockholder approval is required, the Board will have discretion to consummate the transaction by written consent if it is determined to be in the Company’s best interest to do so. Regardless of whether an acquisition or merger is ratified by Board action alone, by written consent or by holding a stockholders' meeting, the Company will provide to its stockholders complete disclosure documentation concerning the potential target including requisite financial statements. This information will be disseminated by proxy statement in the event a stockholders' meeting is held, or by an information statement if the action is taken by written consent.

Under Nevada corporate laws, the Company’s stockholders may be entitled to assert dissenters’ rights in the event of a merger of acquisition. Stockholders will be entitled to dissent from and obtain payment of the fair value of their shares in the event of consummation of a plan of merger to which the Company is a party, if approval by the stockholders is required under applicable Nevada law. Also, stockholders will be entitled to dissenters’ rights if the Company enters into a share exchange if the Company’s shares are to be acquired. A stockholder entitled to assert dissenter’s rights and obtain the fair value for their shares, may not challenge the corporate action creating this entitlement, unless the action is unlawful or fraudulent with respect to the stockholder or the Company. A dissenting stockholder shall refrain from voting their shares in approval of the corporate action. If the proposed action is approved by the required vote of stockholders, the Company must give notice to all stockholders who delivered to the Company their written notice of dissent.

Competition

Because no potential acquisition or merger candidate has been identified, the Company is unable to evaluate the type and extent of its likely competition. The Company is aware that there are several other public companies with only nominal assets that are also searching for operating businesses and other business opportunities as potential acquisition or merger candidates. The Company will be in direct competition with these other public public companies in its search and, due to the Company's lack of funds, it may be difficult to successfully compete with these other companies.

Employees

As of the date hereof, the Company does not have any employees and has no plans for retaining employees until such time as its business warrants the expense, or until it successfully acquires or merges with an operating business. The Company may find it necessary to periodically hire part-time clerical help on an as-needed basis.

Facilities

The Company is currently using as its principal place of business the business office of its President and director, Geoff Williams, in Salt Lake City, Utah. Although the Company has no written agreement and currently pays no rent for the use of its facilities, it is contemplated that at such future time as the Company acquires or merges with an operating business, the Company will secure commercial office space from which it will conduct its business. However, until such time as the Company completes an acquisition or merger, the type of business in which the Company will be engaged and the type of office and other facilities that will be required is unknown. The Company has no current plans to secure such commercial office space.

Industry Segments

No information is presented regarding industry segments. The Company is presently a development stage company seeking a potential acquisition of or merger with a yet to be identified business opportunity. Reference is made to the statements of income included herein in response to Item 13of this Form 10 for a report of the Company's operating history for the past two fiscal years.

Item 1A.     Rick Factors

Risk Factors Related to the Company’s Business

The Company is, and will be, subject to substantial risks specific to a particular business or business opportunity, which specific risks cannot be ascertained until a potential acquisition or merger candidate has been identified. However, at a minimum, the Company's present and proposed business operations are highly speculative and subject to the same types of risks inherent in any new or unproven venture, including the types of risk factors outlined below.

The Company Has No Assets and No Source of Revenue.

The Company currently has no assets or source of revenues. It is unlikely that the Company will realize any revenues until it completes an acquisition or merger. There can be no assurance that any acquired business will produce material revenues for the Company or its stockholders or that any such business will operate on a profitable basis.

The Company’s Proposed Business is Speculative and there is No Assurance of Success.

The success of the Company’s proposed plan of operation will depend, to a great extent, on the operations, financial condition and management of the identified target. While management prefers business combinations with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination, of which there can be no assurance, its subsequent success will most likely be dependent upon the target’s management and numerous other factors beyond the Company’s control.

No Substantive Disclosure Relating to Prospective Acquisitions.

Because the Company has not yet identified a specific industry, assets or business that it is seeking, potential investors have no substantive information upon which to base an investment decision a acquisition or merger is completed. Prospective investors cannot evaluate the comparative risks and merits of investing in a specific industry or business. Prospective investors would have access to significantly more information if the Company had already identified a potential target or if the target had made an offering of its own securities directly to the public. The Company gives no assurance that it will ultimately raise funds or that if it does, any investment in the Company will not ultimately prove to be less favorable than a direct investment in the target.

Scarcity of and Competition for Business Opportunities and Combinations.

The Company is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies that may be merger or acquisition target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company. Consequently, the Company will be at a competitive disadvantage in successfully identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete with numerous other small public companies in seeking merger or acquisition candidates.

No Agreement for Business Combination or Other Transaction — No Standards for Business Combination.

The Company has no current arrangement, agreement or understanding with respect to engaging in a merger with or acquisition of a specific business entity. There can be no assurance that the Company will be successful in identifying and evaluating suitable business opportunities or in consummating a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. There is no assurance that the Company will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria that it will require a target company to have achieved, or without which the Company would not consider a business combination with such business entity. Accordingly, the Company may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics.

Reporting Requirements May Delay or Preclude an Acquisition.

Section 13 of the Exchange Act requires companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired covering the two most recent fiscal years. The time and additional costs that may be incurred by some target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

As a reporting company under the Exchange Act, our cost of doing business will increase significantly because of necessary expenses, including compliance with SEC reporting requirements.

Pursuant to the regulations under the Exchange Act, the Company will incur significant legal, accounting and other expenses to comply with certain SEC requirements, in particular, the Sarbanes-Oxley Act of 2002. Sarbanes-Oxley and other rules implemented by the SEC, requires management to assess its internal controls over financial reporting and requires auditors to attest to that assessment. Current regulations require us to include this assessment and attestation in our annual report on Form 10-K.

Management will need to invest significant time and energy to stay current with the requisite reporting responsibilities of the Exchange Act, which will limit their time they can apply to other tasks associated with operating Company business. It is possible that the additional burden and expense of complying with Exchange Act reporting requirements will cause the Company to fail in its search to acquire an operating business, which would result in the potential loss to those investors that hold Company stock.

Management estimates that compliance with the Exchange Act reporting requirements will cost in excess of $25,000 annually. This is in addition to other cost of doing business. It is important that the Company maintain adequate cash flow, not only to operate its business, but also to pay the legal and accounting costs associated with reporting requirements. If the Company fails to pay these costs as such costs are incurred, it could become delinquent in its reporting obligations and the Company shares may no longer remain qualified for quotation on a public market, if one should develop. Further, investors may lose confidence in the reliability of Company’s financial statements causing its stock price to decline.

Lack of Market Research or Marketing Organization.

The Company has neither conducted, nor have others made available to it, market research indicating that demand exists for the transactions contemplated by the Company. Even in the event demand exists for a merger or acquisition of the type contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

Lack of Diversification.

The Company’s proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with only one business entity. Consequently, the Company’s activities will be limited to those engaged in by the acquired business entity. The Company’s inability to diversify economic fluctuations within a particular business or industry could ultimately increase the risks associated with its operations.

Future Acquisition or Merger May Result in Substantial Dilution.

The Company is currently authorized to issue 20 million shares of common stock, of which 1.5 million shares are outstanding as of the date hereof. The issuance of additional shares in connection with any acquisition or merger transaction or the raising of capital may result in substantial dilution of the holdings of current stockholders.

The Company’s Auditors Have Expressed a Going Concern Opinion.

The Company’s independent auditors include a statement in their report to the Company’s financial statements that certain matters regarding the Company raise substantial doubt as to the Company’s ability to continue as a going concern. Note 2 to the financial statements states that “[t]he Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.”

Discretionary Use of Proceeds.

The Company is not currently engaged in any substantive business activities other than looking for and investigating business opportunities. Accordingly, management has broad discretion with respect to the potential acquisition of assets, property or business. Although management intends to apply any proceeds it may receive through the future issuance of stock or debt to a suitable acquired business, the Company will have broad discretion in applying these funds. There can be no assurance that the Company’s use or allocation of such proceeds will allow it to achieve its business objectives.

Management Will Devote Only Minimal Time to the Company.

The Company’s directors have other full time obligations and will devote only such time to the Company as necessary to maintain its viability. The Company’s President and Secretary will primarily handle the general and administrative duties of the Company. Thus, because of management’s other time commitments, together with the fact that the Company has no business operations, management anticipates that they will devote only a minimal amount of time to the activities of the Company, at least until such time as the Company has identified a suitable acquisition candidate.

Effective Voting Control Held by Directors and Principal Stockholders.

The Company’s directors and two principal stockholders own in the aggregate approximately 98% of the outstanding voting securities of the Company. No other person owns as much as of 5% of the outstanding shares. Accordingly, the current directors and two principal stockholders will have the ability to ratify proposals and elect all of the Company's directors, who in turn elect all executive officers, without regard to the votes of other stockholders.

No Active Market for Company’s Common Stock.

Presently, the Company’s common stock is not traded in any public market and there is no active market for the shares. Following the effectiveness of this registration statement, the Company intends to apply for inclusion of its common stock on the OTC Bulletin Board (“OTCBB”). However, there can be no assurance that any trading market will ever develop or be maintained on the OTCBB, pink sheets, or any other recognized trading market or exchange. Any trading market for the common stock that may develop in the future will most likely be very volatile, and numerous factors beyond the control of the Company may have a significant effect on the market. Only companies that report their current financial information to the SEC may have their securities included on the OTCBB. Therefore, only upon the effective date of this registration statement may the Company apply to have its securities quoted on the OTCBB. In the event that the Company loses this status as a "reporting issuer," any future quotation of its common stock on the OTCBB may be jeopardized.

ITEM 2.	Financial Information

Management’s Discussion and Analysis or Plan of Operation

The following information should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Form 10.

The Company is considered a development stage company with no assets and/or capital and no material operations or income. Ongoing expenses, including the costs associated with the preparation and filing of this registration statement, have been paid for by advances from a stockholder, which are evidenced on the Company’s financial statements as accounts payable-related parties. It is anticipated that the Company will require only nominal capital to maintain its corporate viability. Additional necessary funds will most likely be provided by the Company's officers and directors, although there is no agreement related to future funds and there is no assurance such funds will be available. However, unless the Company is able to facilitate an acquisition of or merger with an operating business or is able to obtain significant outside financing, there is substantial doubt about its ability to continue as a going concern.

Results of Operations

The Company has not reported any revenues since inception and incurred a net loss of $6,482 for the year ended December 31, 2007 compared to a loss of $5,853 for the year ended December 31, 2006. It also reported a cumulative net loss of $16,255 since inception through December 31, 2007. The increased loss for 2007 is attributed primarily to professional expenses for accounting and legal fees, general and administration expenses and loan interest charged to the shareholders loan account.

Liquidity and Capital Resources

Expenses incurred during 2006 and 2007 were paid by a stockholder. At December 31, 2007, the Company had current liabilities of $10,555 compared to $7,073 at December 31, 2006. Because it has no cash reserves or source of revenues, the Company expects to continue to rely on the stockholder to pay expenses until such time as it can successfully complete an acquisition of or merger with an existing, operating company. There is no assurance that the Company will complete such an acquisition or merger or that the stockholder will continue indefinitely to pay expenses.

In the opinion of management, inflation has not and will not have a material effect on the operations of the Company until such time as the Company successfully completes an acquisition or merger. At that time, management will evaluate the possible effects of inflation on the Company related to it business and operations following a successful acquisition or merger.

Plan of Operation

During the next 12 months, the Company will actively seek out and investigate possible business opportunities with the intent to acquire or merge with one or more business ventures. The Company will not restrict its search to any specific business, industry, or geographical location and it may participate in a business venture of virtually any kind or nature.

Because the Company lacks funds, it may be necessary for officers and directors to advance funds to the Company and to accrue expenses until such time as a successful business consolidation can be accomplished. Management intends to hold expenses to a minimum and to obtain services on a contingency basis when possible. Further, directors will defer any compensation until such time as an acquisition or merger can be accomplished and will strive to have the business opportunity provide their remuneration. However, if the Company engages outside advisors or consultants in its search for business opportunities, it may be necessary to attempt to raise additional funds. As of the date hereof, the Company has not made any arrangements or definitive agreements to use outside advisors or consultants or to raise any capital.

If the Company needs to raise capital, most likely the only method available would be the private sale of securities. Because the Company is a development stage company, it is unlikely that it could make a public sale of securities or be able to borrow any significant sum from either a commercial or private lender. There can be no assurance that the Company will be able to obtain additional funding when and if needed, or that such funding, if available, can be obtained on acceptable terms.

The Company does not intend to use any employees, with the possible exception of part-time clerical assistance on an as-needed basis. Outside advisors or consultants will be used only if they can be obtained for minimal cost or on a deferred payment basis. Management is confident that it will be able to operate in this manner and to continue its search for business opportunities during the next twelve months. Also, the Company does not anticipate making any significant capital expenditures until it can successfully complete an acquisition or merger.

Net Operating Loss

The Company has accumulated approximately $11,055 of net operating loss carryforwards as of December 31, 2007. This loss carry forward may be offset against future taxable income through the year 2027. The use of these losses to reduce future income taxes will depend on the generation of sufficient taxable income prior to the expiration of the net operating loss carryforwards. In the event of certain changes in control, there will be an annual limitation on the amount of net operating loss carryforwards that can be used. No tax benefit has been reported in the financial statements for the year ended December 31, 2007 because it has been fully offset by a valuation reserve. The use of future tax benefit is undeterminable because the Company presently has no operations.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements.” SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with U.S. GAAP, and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell an asset or transfer a liability at the measurement date. The statement emphasizes that fair value is a market-based measurement and not an entity-specific measurement. It also establishes a fair value hierarchy used in fair value measurements and expands the required disclosures of assets and liabilities measured at fair value. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The adoption of this standard is not expected to have a material impact on the Company’s financial condition, results of operation or liquidity.

In June 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109,” which prescribes comprehensive guidelines for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken or expected to be taken on tax returns. FIN 48, effective for fiscal years beginning after December 15, 2006, seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. The Company is currently assessing the impact of FIN 48 on our consolidated financial position and results of operations.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” This statement requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable. It permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings, or the amortization and impairment requirements of Statement No. 140. Subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value, eliminates the necessity for entities that manage risks inherent in servicing assets and servicing liabilities with derivatives, to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a material effect on the Company’s future reported financial position or results of operations.

Forward Looking and Cautionary Statements

This registration statement includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may relate to such matters as anticipated financial performance, future revenues or earnings, business prospects, projected ventures, new products and services, anticipated market performance and similar matters. When used in this report, the words "may," "will," expect," anticipate," "continue," "estimate," "project," "intend," and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934

regarding events, conditions, and financial trands that may affect the Company's future plans of operations, business strategy, operating results, and financial position. The Company caution readers that a variety of factors could cause its actual results to differ materially from the anticipated results or other matters expressed in forward-looking statements. These risks and uncertainties, many of which are beyond the Company’s control, include:

●	the sufficiency of existing capital resources and the ability to raise additional capital to fund cash requirements for future operations;
●	uncertainties following any successful acquisition or merger related to the future rate of growth of the acquired business and acceptance of its products and/or services;
●	volatility of the stock market, particularly within the technology sector; and
●	general economic conditions.

Although management believes the expectations reflected in these forward-looking statements are reasonable, such expectations cannot guarantee future results, levels of activity, performance or achievements.

ITEM 3.	Properties

The Company does not presently own any property.

ITEM 4.	Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, based upon the Company’s stockholder records and the representations of its officers and directors, as of January 29, 2008, with respect to each person known by the Company to own beneficially more than 5% of the outstanding common stock, each director and all directors and officers as a group.

Name and Address	Amount and Nature of	Percent
of Beneficial Owner	Beneficial Ownership	of Class(1)
Directors and Officers
Geoff Williams *	600,000	40.0%
19 East 200 South, Suite 1080
Salt Lake City, UT 84111
Nancy Ah Chong	0	0.0%
19 East 200 South, Suite 1080
Salt Lake City, UT 84111

5% Stockholders
Edward F. Cowle *	600,000	40.0%
20 West 64th Street
New York, NY 10023
H. Deworth Williams	284,000	18.9%
19 East 200 South, Suite 1080
Salt Lake City, UT 84111
All directors and officers	600,000	40.0%
a group (2 persons)

*	Director and/or executive officer
Note:	Unless otherwise indicated, the Company has been advised that each person above has sole voting power over the shares indicated above.

(1)	Based upon 1,500,000 shares of common stock outstanding on January 29, 2008.

ITEM 5.	Directors and Executive Officers

The executive officers and directors of the Company are as follows:

Name	Age	Position
Geoff Williams	35	President, CEO and Director
Nancy Ah Chong	37	Secretary / Treasurer and Director

___________________________

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. The Company has not compensated its directors for service on the Board of Directors or any committee thereof, but directors are entitled to be reimbursed for expenses incurred for attendance at meetings of the Board and any committee of the Board. However, the directors may defer their expenses and/or take payment in shares of the Company’s common stock. As of the date hereof, no director has accrued any expenses or compensation. Officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board. The Company does not have any standing committees.

No director, officer, affiliate or promoter of the Company has, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment, or decree involving the violation of any state or federal securities laws.

Directors currently devote only such time to company affairs as needed. The time devoted could amount to as little as 1% of the time they devote to their own business affairs, or if business conditions ultimately warrant, they could possibly elect to devote their full time to the Company’s business. Presently, there are no other persons whose activities are material to the Company’s operations.

Currently, there is no arrangement, agreement or understanding between the Company's management and non-management stockholders under which non-management stockholders may directly or indirectly participate in or influence the management of the Company's affairs. Present management openly accepts and appreciates any input or suggestions from the Company's stockholders. However, the Board of Directors is elected by the stockholders and the stockholders have the ultimate say in who represents them on the Board. There are no agreements or understandings for any officer or director of the Company to resign at the request of another person and none of the current offers or directors of the Company are acting on behalf of, or will act at the direction of any other person.

The business experience of each of the persons listed above during the past five years is as follows:

Geoff Williams. Mr. Williams has served as a director and President of the Company since its inception in September 1999. From 1994 to the present, Mr. Williams has been a representative of Williams Investments Company, a Salt Lake City, Utah financial consulting firm involved in facilitating mergers, acquisitions, business consolidations and financings. Mr. Williams attended the University of Utah and California Institute of the Arts.

Mr. Williams has been an executive officer, director and/or principal stockholder (10%) within the last three years of the following public companies:

●	Big Flash Corporation, n.k.a. Intelgenx Technologies Corporation (Secretary, director and principal stockholder from 1999 to April 28, 2006);
●	Bull Trout Lake, Inc. (President and director since July 2005 to present);
●	Calypso Financial Services, Inc. (Secretary and director from 1999 to the present – principal stockholder);

●	Cathay International Holdings, Inc., n.k.a. Cyber Operations, Inc. (director and Secretary / Treasurer from April 12, 2002 to September 2005 – President from September, 2005 to January 8, 2007);
●

Cementitious Materials, Inc., (f.k.a. Ocean Express Lines, Inc.) n.k.a. NaturalNano Holdings, Inc. (Director and President from February 2000 to February 2003 – Director and Secretary/Treasurer from October 2004 to November 2005 – principal stockholder until November 2005);

●	Consolidated Travel Systems, Inc., n.k.a. Knobias, Inc. (Director from August 1999 and President from February 2001 to November 2004);
●	Eastgate Acquisitions Corporation (President and director from 1999 to the present).
●	Green Mountain Merger, Inc. (President and director since July 2005);
●	Grant Ventures, Inc. n.k.a., Grant Life Sciences, Inc. (Secretary and director from July 2001 to July 2004);
●	Green Mt. Labs., Inc., n.k.a. Hydrogen Engine Center, Inc. (director from August 2002, and President from April 2004 to August 2005);
●	Hazelwood Ventures, Inc., n.k.a. Monarch Molybdenum & Resources, Inc. (director since October 2003 and President since May 2006)
●	Interstate Development, n.k.a. Pro-Tect, Inc. (President and director since April 2002);
●	RAKO Capital Corporation (President and director from February 2001 to December 2002);
●	Silver River Ventures, Inc., n.k.a BioForce Nanosciences Holdings, Inc. (President and director from September 2004 to December 2005); and

The current status of each of these companies is set forth below:

Name of Company	Date of Registration	Status

Big Flash Corporation	11-16-1999 (SB-2)	Active and current with SEC
(n.k.a. Intelgenx Technologies Corp.)7-28-2000 (10-SB)	Acquired Intelgenx Corp. on April 28, 2006

Traded on OTC BB ("IGXT")

Bull Trout Lake, Inc.	None	Seeking merger and/or acquisition
Traded on “Pink Sheets” (“BTLK”)

Calypso Financial Services, Inc.	11-17-1999 (SB-2)	Active and current with SEC
7-31-2000 (10-SB)	Seeking merger and/or acquisition Not trading

Cathay International Holdings, Inc.	None	Active
(n.k.a. Cyber Operations, Inc.	Acquired Cyber Operations, LLC on January 8, 2007
Traded on "Pink Sheets ("CYPJ")

Cementitious Materials, Inc.	7-3-2002 (10-SB)	Active and current with SEC
(f.k.a. Ocean Express Lines, Inc.)	Acquired Cementitious
(n.k.a. NaturalNano Holdings, Inc.)	Material Technologies, Inc. in November 2003 (rescinded in 2004)
Acquired NaturalNano, Inc. in November 2003

Traded on OTCBB (“NNAN”)

Consolidated Travel Systems, Inc.	11-9-2001(10-SB)	Active and current with SEC
(n.k.a. Knobias, Inc.)	Completed merger with Knobias Holdings, Inc. on November 4, 2004
Traded on OTCBB (“KNBS”)

Eastgate Acquisitions Corp.	11-30-1999 (SB-2)	Seeking merger and/or acquisition
11-2-2007 (10-SB)	Not trading

GMMT, Inc.	None	Seeking merger and/or acquisition
Application to "Pink Sheets" pending

Grant Ventures, Inc.	12-20-2002 (10-SB)	Active and current with SEC
(n.k.a. Grant Life Sciences, Inc.)	Completed merger with Impact
Diagnostics, Inc. in July 2004
Traded on OTCBB (“GLIF”)

Green Mountain Merger, Inc.	None	Seeking merger and/or acquisition
Traded on "Pink Sheets" ("GMTU)

Green Mt. Labs., Inc.	1-8-2004 (10-SB)	Active and current with SEC
(n.k.a. Hydrogen Engine Center, Inc.)	Acquired Hydrogen Engine Center, Inc. in August 2005
Traded on OTCBB (“HYEG”)

Hazelwood Ventures, Inc.	None	Seeking merger and/or Acquisition
( n.k.a. Monarch Molybdenum & Resources, Inc.)	Traded on “Pink Sheets” (“MMRO”)

Interstate Development, Inc.	None	Seeking merger and/or Acquisition
(n.k.a. Pro-Tect, Inc.)	Traded on “Pink Sheets” (“PRTT”)

RAKO Capital Corporation	7-16-1998 (10-SB)	Currently delinquent in filings
with SEC
Currently delinquent in filings
Acquired Centra Industries, Inc. in January 2003, a telecommunicaions infrastructure company
Formerly traded on OTC BB and now on Pink Sheets ("RKOC")

Silver River Ventures, Inc.	12-13-2005 (10-SB)	Active and current with SEC
(n.k.a. BioForce Nanosciences Holdings, Inc.)	Acquired BioForce Nanosciences, Inc. on February 24, 2006
Traded on OTCBB (“BFNH”)

Nancy Ah Chong. Ms. Ah Chong became a director and Secretary of the Company in September 2006. From August 2004 to the present, she has been an office manager for Williams Investment Company, a Salt Lake City, Utah financial consulting firm involved in facilitating mergers, acquisitions, business consolidations and financings. Previously, Mrs. Ah Chong was an administrative assistant for Forsgren Associates in Salt Lake City from March 2004 to August 2004. She has also worked as a customer service representative for Overstock.com from November 2003 to January 2004 and O’Currance from February 2001 to November 2003, and as a marketing and travel coordinator for MGIS from February 2000 to August 2001. From August 1991 to December 1999, Mrs. Ah Chong was with Barrick Goldstrike Mines, Inc. in Elko, Nevada, first as an exploration draftsperson and then an administrative assistant. Mrs. Ah Chong attended and graduated from the Omaha Institute of Art and Design in Omaha, Nebraska.

Ms. Ah Chong has been an executive officer, director and/or principal stockholder (10%) within the last three years of the following public companies:

●	Bull Trout Lake, Inc. (Secretary and director since October 2005);
●	Cathay International Holdings, Inc., n,k,a, Cyber Operations, Inc. (Secretary from May 2006 to January 8, 2007;
●	Eastgate Acquisitions Corporation (Secretary and director from September 2006 to the present).
●	Green Mountain Merger, Inc. (Secretary and Director since October 2005;
●	Hazelwood Ventures, Inc., n.k.a. Monarch Molybdenum & Resources, Inc. (Secretary and director since October 2005);
●	Interstate Development, Inc., n.k.a. Pro-Tect, Inc. (Secretary and director since March 2005);
●	Silver River Ventures, Inc., n.k.a BioForce Nanosciences Holdings, Inc. (Secretary and director from August 2005 to February 2006); and

The current status of each of these companies is set forth below:

Name of Company	Date of Registration	Status

Bull Trout Lake, Inc.	None	Seeking merger and/or acquisition
Traded on “Pink Sheets” (“BTLK”)

Cathay International Holdings, Inc.	None	Active
(n.k.a. Cyber Operations, Inc.	Acquired Cyber Operations, LLC on January 8, 2007
Traded on "Pink Sheets" ("CYPJ")

Eastgate Acquisitions Corp.	11-30-1999 (SB-2)	Seeking merger and/or acquisition
11-2-2007 (10-SB)	Not trading

GMMT, Inc.	None	Seeking merger and/or acquisition
Application to "Pink Sheets" pending

Green Mountain Merger, Inc.	None	Seeking merger and/or acquisition
Traded on "Pink Sheets" ("GMTU")

Hazelwood Ventures, Inc.	None	Seeking merger and/or acquisition
( n.k.a. Monarch Molybdenum & Resources, Inc.)	Traded on “Pink Sheets” (“MMRO”)

Interstate Development, Inc.	None	Seeking merger and/or acquisition
(n.k.a. Pro-Tect, Inc.)	Traded on “Pink Sheets” (“PRTT”)

Silver River Ventures, Inc.	12-13-2005 (10-SB)	Active and current with SEC - acquired
(n.k.a. BioForce Nanosciences Holdings, Inc.)	BioForce Nanosciences, Inc. on February 24, 2006
Traded on OTCBB (“BFNH”)

ITEM 6.	Executive Compensation

The Company has not had a bonus, profit sharing, or deferred compensation plan for the benefit of its employees, officers or directors. The Company has not paid any salaries or other compensation to its officers, directors or employees for the years ended December 31, 2007 and 2006. Further, the Company has not entered into an employment agreement with any of its officers, directors or any other persons and no such agreements are anticipated in the immediate future. It is intended that the Company's directors will defer any compensation until such time as an acquisition or merger can be accomplished and will strive to have the business opportunity provide their remuneration. As of the date hereof, no person has accrued any compensation.

ITEM 7.	Certain Relationships and Related Transactions and Director Independence

There have been no material transactions during the past two fiscal years between the Company and any officer, director, nominee for election as director, or any stockholder owning greater than five percent (5%) of the Company's outstanding shares, nor any member of the above referenced individuals' immediate families.

The Company's officers and directors are subject to the doctrine of corporate opportunities, insofar as it applies to business opportunities in which it has indicated an interest through its proposed business plan or by way of an express statement of interest contained in corporate minutes. If directors are presented with business opportunities that may conflict with business interests identified by the Company, such opportunities must be promptly disclosed to the Board of Directors and made available to the Company. In the event the Board shall reject an opportunity so presented and only in that event, any of the Company's officers and directors may avail themselves of such an opportunity. Every effort will be made to resolve any conflicts that may arise in favor of the Company. There can be no assurance, however, that these efforts will be successful.

In the event of a successful acquisition or merger, a finder's fee, in the form of cash or securities, may be paid to persons instrumental in facilitating the transaction. The Company has not established any criteria or limits for the determination of a finder's fee, although it is likely that an appropriate fee will be based upon negotiations by the Company and the appropriate business opportunity and the finder. Such fees are estimated to be customarily between 1% and 5% of the size of the transaction, based upon a sliding scale of the amount involved. Management cannot at this time make an estimate as to the type or amount of a potential finder's fee that might be paid, but is expected to be comparable to consideration normally paid in like transactions. It is unlikely that a finder's fee will be paid to an affiliate of the Company because of the potential conflict of interest that might result. Any such fee would have to be approved by the stockholders or a disinterested Board of Directors. See Item 1 “Description of Business - Form of Potential Acquisition or Merger” above.

ITEM 8.	Legal Proceedings

There are presently no material pending legal proceedings to which the Company is a party or to which any of its property is subject and, to the best of its knowledge, no such actions against the Company are contemplated or threatened.

ITEM 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

There is no public trading market for the Company’s common stock. It is anticipated that within the next 12 months, the Company will make an application to have its shares quoted on the OTCBB. The application will consist of current corporate information, financial statements and other documents as required by Rule 15c2-11 of the Exchange Act.

Inclusion on the OTCBB would permit price quotations for the Company’s shares to be published by that service. Although the Company intends to submit an application to the OTCBB, management does not anticipate the Company’s shares to immediately be traded in the public market. Also, secondary trading of the Company’s common stock may be subject to certain state imposed restrictions. Except for the application to the OTCBB, there are no plans, proposals, arrangements or understandings with any person concerning the development of a trading market in any of the Company’s securities. There can be no assurance that the Company’s shares will be accepted for trading on the OTCBB or any other recognized trading market. Also, there can be no assurance that a public trading market will develop following acceptance by the OTCBB or at any other time in the future or, that if such a market does develop, that it can be sustained.

The ability of individual stockholders to trade their shares of the Company’s common stock in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuer's securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state. Presently, there are no plans to register the Company’s securities in any particular state.

It is most unlikely that the Company’s securities will be listed on any national or regional exchange or on The Nasdaq Stock Market in the near future. Therefore the Company’s shares most likely will be subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for broker-dealer transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The SEC generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is:

●	registered and traded on a national securities exchange meeting specified criteria set by the SEC;
●	authorized for quotation on The NASDAQ Stock Market;
●	issued by a registered investment company;
●	excluded from the definition on the basis of price (at least $5.00 per share) or the issuer's net tangible assets; or
●	exempted from the definition by the SEC.

Broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse), are subject to additional sales practice requirements. Broker-dealers must also make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent to clients disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks.

Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in the Company’s common stock and may affect the ability of stockholders to sell their shares. These requirements may be considered cumbersome by broker-dealers and could impact the willingness of a particular broker-dealer to make a market in the Company’s shares, or they could affect the value at which the Company’s shares trade. Classification of the shares as penny stocks increases the risk of an investment in the Company’s shares.

As of January 29, 2008, there were 36 holders of record of the Company’s common stock. Because all of the outstanding shares of common stock were issued pursuant to exemptions under the 1933 Act, for purposes of this registration statement all of the shares are considered restricted securities.

Rule 144

All of the Company’s shares were issued in 1999 and are considered “restricted securities” as defined by Rule 144 under the Securities Act. Rule 144 has been amended by the SEC, effective February 15, 2008. Rule 144 is the common means for a stockholder to resell restricted securities and for affiliates, to sell their securities, either restricted on non restricted (control) shares.

Under the amended Rule 144, an affiliate of a company filing reports under the Exchange Act who has held their shares for more than six months, may sell in any three-month period an amount of shares that does not exceed the greater of:

●   the average weekly trading volume in the common stock, as reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding such sale, or

●  1% of the shares then outstanding.

Sales by affiliates under Rule 144 are also subject to certain requirements as to the manner of sale, filing appropriate notice and the availability of current public information about the issuer.

A non-affiliate stockholder of a reporting company who has held their shares for more than six months, may make unlimited resales under Rule 144, provided only that the issuer has available current public information about itself. After a one-year holding period, a non-affiliate may make unlimited sales with no other requirements or limitations.

An important exception to the above described availability of the amended Rule 144 is that Rule 144 is not available for either a reporting or non-reporting shell company, unless the company:

●	has ceased to be a shell company;

●	is subject to the Exchange Act reporting obligations;

●	has filed all required Exchange Act reports during the preceding twelve months; and

●	at least one year has elapsed from the time the company filed with the SEC current Form 10 type information reflecting its status as an entity that is not a shell company.

       Because the Company is considered a shell company, shareholders may not avail themselves to Rule 144 for a period of one year from the date the Company files with the SEC current information reflecting that it no longer is a shell company. Stockholders may sell their shares pursuant to an effective registration statement under the Securities Act of 1933 or other available exemption from registration.

Dividend Policy

The Company has not declared or paid cash dividends or made distributions in the past on its common stock, and does not anticipate paying cash dividends or making distributions in the foreseeable future. The Company currently intends to retain and invest any future earnings to finance operations.

Item 10.     Recent Sales of Unregistered Securities

This Item is not applicable.

Item 11.     Description of Registrant's Securities to be Registered

Common Stock

The Company is authorized to issue 20 million shares of common stock, par value $0.0001 per share, of which 1.5 million shares are issued and outstanding as of the date hereof. All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder thereof to

(i)	one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders;

(ii)	to participate equally and to receive any and all such dividends as may be declared by the Board of Directors out of funds legally available therefor; and

(iii)	to participate pro rata in any distribution of assets available for distribution upon liquidation of the Company

Stockholders have no preemptive rights to acquire additional shares of common stock or any other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. All outstanding shares of common stock are fully paid and non-assessable.

Item 12. Indemnification of Directors and Officers

As permitted by the provisions of the Nevada Revised Statutes (the "NRS"), the Company has the power to indemnify any person made a party to an action, suit or proceeding because they are or were a director, officer, employee or agent of the Company. The indemnity extends to expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interest of the Company. Indemnity also is applicable in any criminal action or proceeding if the person had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the Company, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

The Company must indemnify a director, officer, employee or agent of the Company who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer employee or agent of the Company, against expenses actually and reasonably incurred by them in connection with the defense.

The Company may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by the Company.

The NRS also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee or agent, of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not the Company has the authority to indemnify them against such liability and expenses. Presently, the Company does not carry such insurance.

Transfer Agent

The Company has designated Interstate Transfer Company, 6084 South 900 East, Suite 101, Salt Lake City, Utah 84121, as its transfer agent.

Item 13.     Financial Statements and Supplementary Data

The Company's consolidated financial statements for the fiscal years ended December 31, 2007 and 2006 have been examined to the extent indicated in their reports by Moore & Associates, Chartered, independent certified public accountants. The financial statements have been prepared in accordance with generally accepted accounting principles, pursuant to Regulation S-X as promulgated by the SEC, and are included herein in response to Item 13 of this Form 10.

Item 14.     Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.

This item is not applicable.

Item 15.      Financial Statements and Exhibits

The following exhibits are filed with this registration statement:

Exhibit No.	Exhibit Name

3.1	Articles of Incorporation and Amendments
3.2	By-Laws of Registrant
4.1	Instrument defining rights of holders (See Exhibit No. 3.1, Articles of Incorporation)

________________

WESTGATE ACQUISITIONS CORPORATION

(A Development Stage Company)

FINANCIAL STATEMENTS

December 31, 2007 and 2006

C O N T E N T S

Report of Independent Registered Public Accounting Firm.......................................................................	F-3

Balance Sheet.....................................................................................................................................................	F-4

Statements of Operations.................................................................................................................................	F-5

Statements of Stockholders’ Equity (Deficit)................................................................................................	F-6

Statements of Cash Flows................................................................................................................................	F-7

Notes to the Financial Statements..................................................................................................................	F-8

Auditors Letter

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Westgate Acquisitions Corp ( A Development Stage Company)

We have audited the accompanying balance sheets of Westgate Acquisitions Corp (A Development Stage Company) as of December 31, 2007 and 2006 and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007 and 2006, and from inception on September 8, 1999 through December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Westgate Acquisitions Corp (A Development Stage Company) as of December 31, 2007 and 2006 and the results of its operations and its cash flows for the years ended December 31, 2007 and 2006 and from inception on September 8, 1999 through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s has no established source of revenue, this raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

February 1, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511 Fax (702) 253-7501

WESTGATE ACQUISITIONS CORPORATION
(A Development Stage Company)
Balance Sheets

ASSETS

	December 31,	December 31,
	2007	2006

CURRENT ASSETS

Cash	$-	$-

Total Current Assets	-	-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$-	$5,675
Note payable - related party	10,555	1,398

Total Current Liabilities	10,555	7,073

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock;20,000,000 shares authorized,
at $0.0001 par value, 1,500,000 shares issued
and outstanding	15	15
Additional paid-in capital	5,685	2,685
Deficit accumulated during the development stage	(16,255)	(9,773)

Total Stockholders' Equity (Deficit)	(10,555)	(7,073)

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)	$-	$-

The accompanying notes are an integral part of these financial statements.

WESTGATE ACQUISITIONS CORPORATION
(A Development Stage Company)
Statements of Operations

			From
			Inception on
			September 8,
	For the Year Ended		1999 Through
	December 31,		December 31,
	2007	2006	2007

REVENUES	$-	$-	$-

EXPENSES

General and
administrative	6,268	5,853	16,041

Total Expenses	6,268	5,853	16,041

LOSS FROM OPERATIONS	(6,268)	(5,853)	(16,041)

OTHER EXPENSES

Interest expense	(214)	-	(214)

Total Other Expenses	(214)	-	(214)

NET LOSS	$(6,482)	$(5,853)	$(16,255)

BASIC LOSS PER SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE
NUMBER OF SHARES
OUTSTANDING	1,500,000	1,500,000

The accompanying notes are an integral part of these financial statements
F-5

WESTGATE ACQUISITIONS CORPORATION
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit)
				Deficit
				Accumulated	Total
			Additional	During the	Stockholders'
	Common Stock		Paid-In	Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)

Balance at inception on September 8, 1999	-	$-	$-	$-	$-

Common stock issued for cash on
September 8, 1999 at $0.0003 per share	1,500,000	15	485	-	500

Net loss from inception on September 8, 1999
through December 31, 1999	-	-	-	-	-

Balance, December 31, 1999	1,500,000	15	485	-	500

Net loss for the period from
January 1, 2000 through
December 31, 2004	-	-	-	(3,320)	(3,320)

Balance, December 31, 2004	1,500,000	15	485	(3,320)	(2,820)

Services contributed by shareholders	-	-	500	-	500

Net loss for the year ended
December 31, 2005	-	-	-	(600)	(600)

Balance, December 31, 2005	1,500,000	15	985	(3,920)	(2,920)

Services contributed by shareholders	-	-	1,700	-	1,700

Net loss for the year ended

December 31, 2006	-	-	-	(5,853)	(5,853)

Balance, December 31, 2006	1,500,000	15	2,685	(9,773)	(7,073)

Services contributed by shareholders	-	-	3,000	-	3,000

Net loss for the year ended
December 31, 2007	-	-	-	(6,482)	(6,482)

Balance, December 31, 2007	1,500,000	$15	$5,685	$(16,255)	$(10,555)

         The accompanying notes are an integral part of these financial statements.

WESTGATE ACQUISITIONS CORPORATION
(A Development Stage Company)
Statements of Cash Flows

	For the Year Ended		From Inception on September 8, 1999 Through
	December 31,		December 31,
	2007	2006	2007

CASH FLOWS FROM
OPERATING ACTIVITIES

Net loss	$(6,482)	$(5,853)	$(16,255)
Adjustments to reconcile net loss to net cash
used by operating activities:
Services contributed by shareholders	3,000	1,700	5,200
Changes in operating assets and liabilities:
Change in accounts payable	(5,675)	2,755	-

Net Cash Used by
Operating Activities	(9,157)	(1,398)	(11,055)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Common stock issued for cash	-	-	500
Increase in note payable - related party	9,157	1,398	10,555

Net Cash Provided by
Financing Activities	9,157	1,398	11,055

NET DECREASE IN CASH	-	-	-

CASH AT BEGINNING OF PERIOD	-	-	-

CASH AT END OF PERIOD	$-	$-	$-

SUPPLIMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

WESTGATE ACQUISITIONS CORPORATION

(A Development Stage Company)

Notes to the Financial Statements

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.	Business and Organization

Westgate Acquisitions Corporation (The Company) was organized on September 8, 1999, under the laws of the State of Nevada. Pursuant to Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises," the Company is classified as a development stage company.

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

b.	Revenue Recognition

The Company currently has no source of revenues. Revenue recognition policies will be determined when principal operations begin.

c.	Basic Loss Per Share

The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period.

For the Years Ended
December 31,
2007	2006
----------------	----------------

Loss (numerator)	$(6,482)	$(5,853)
Shares (denominator)	1,500,000	1,500,000
---------------	------------------

Per share amount	$(0.00)	$(0.00)

                                                                                                                         =========                       ==========

d.	Provision for Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will to be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

WESTGATE ACQUISITIONS CORPORATION

(A Development Stage Company)

Notes to the Financial Statements

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

d.	Provision for Taxes (Continued)

Net deferred tax assets consist of the following components as of December 31, 2007 and 2006:

2007	2006
----------------	-----------------
Deferred tax assets:
NOL carryover	$4,311	$2,953
Valuation allowance	(4,311)	(2,953)
----------------	-----------------
Net deferred tax asset	$ --	$ --
=========	==========

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% to pretax income from continuing operations for the years ended December 31, 2007 and 2006 due to the following:

2007	2006
----------------	-----------------

Book Income	$(2,528)	$(2,283)
Contributed services	1,170	663
Valuation allowance	1,358	1,620
----------------	-----------------
$ --	$ --
=========	==========

At December 31, 2007, the Company had net operating loss carryforwards of approximately $11,055 that may be offset against future taxable income through 2027. No tax benefit has been reported in the December 31, 2007 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

e. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

WESTGATE ACQUISITIONS CORPORATION

(A Development Stage Company)

Notes to the Financial Statements

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

f. Newly Issued Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109”, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.” This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the

WESTGATE ACQUISITIONS CORPORATION

(A Development Stage Company)

Notes to the Financial Statements

NOTE 1 -	SIGNIFICANT ACCOUNTING POLICIES (Continued)

f.	Newly Issued Accounting Pronouncements (Continued)

adoption of this statement will have no immediate impact on the Company’s financial condition or results of operations.

NOTE 2 -	GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources for the Company include (1) obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses, and (2) seeking out and completing a merger with an existing operating company. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 -	RELATED PARTY TRANSACTIONS

The Company’s expenses are paid by its majority shareholder. The Company accrues interest on the amount payable to the shareholder at 10% per annum. The liability of $10,555 is unsecured and due upon demand.

                                                                                     SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly organized.

Westgate Acquisitions Corporation
(Registrant)

Date:	February 5, 2008	By:	/S/ Geoff Williams
Geoff Williams
President, Chief Executive Officer and
Director

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